                                                                  EXHIBIT 4.6(4)


No. 1                                                               $200,000,000

                             A. H. BELO CORPORATION


                    7-3/4% SENIOR DEBENTURE DUE JUNE 1, 2027

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL AMOUNT:  Two Hundred Million Dollars ($200,000,000)

MATURITY DATE:  June 1, 2027

DATED DATE:  June 13, 1997

INTEREST RATE:  7-3/4%

CUSIP:  080555AE5

INTEREST PAYMENT DATES:  June 1 and December 1, commencing December 1, 1997

REGULAR RECORD DATES:  May 15 and November 15
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         A. H. Belo Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $200,000,000 Dollars on June 1, 2027 and to pay interest thereon from June 1, 1997 semi-annually on June 1 and December 1 in each year (herein, an "Interest Payment Date"), commencing December 1, 1997, at the rate of 7-3/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a special record date (a "Special Record Date") to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, all indentures supplemental thereto or Board Resolutions with respect thereto for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

         The Securities of this series are subject to redemption prior to the Stated Maturity upon not less than 30 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by an Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus twenty (20) basis points, plus, in each case, accrued interest thereon to the date of redemption.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed





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that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal reserve bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (B) if such release (or any successor release) is not published or does not contain such prices on such business day, (I) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such reference Treasury Dealer Quotations, or (II) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated and Salomon Brothers Inc and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Securities to be redeemed.

         Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or of certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of at least 50% in





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aggregate principal amount of the Securities of each series at the time
Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency designated by the Company for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or any registrar with respect to Securities of this series duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

         The Securities shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.





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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 13, 1997

                                       A. H. BELO CORPORATION



                                       By:     /s/ DUNIA A. SHIVE
                                           -------------------------------------
                                       Name:   Dunia A. Shive
                                             -----------------------------------
                                       Title:  Vice President/Finance
                                              ----------------------------------


Attest:  /s/ MARIAN SPITZBERG
        ----------------------------



Name:    Marian Spitzberg
      ------------------------------
Title:   Vice President/Deputy
       -----------------------------
         General Counsel
       -----------------------------




                         CERTIFICATE OF AUTHENTICATION

         This is one of the securities of the series designated herein referred to in the within-mentioned Indenture.

                                       THE CHASE MANHATTAN BANK,
                                       as Trustee



                                       By: /s/ J. ADAMIS
                                          ------------------------------------
                                               Authorized Officer





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
                               FORM OF ASSIGNMENT


ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                 TEN COM --       as tenants in common
                 TEN ENT --       as tenants by the entireties
                 JT TEN --        as joint tenants with right of survivorship
                                  and not as tenants in common

UNIF GIFT MIN ACT--_____________________________  Custodian ___________________

                   (Cust)                             (Minor)


under Uniform Gifts to Minors Act _____________________________________________

                                                    (State)


    Additional abbreviations may also be used though not in the above list.

                       ------------------------------

             FOR VALUE RECEIVED, the undersigned hereby sell(s),
                       assign(s) and transfer(s) unto


                        Please insert Social Security or
                      other identifying number of assignee


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF
ASSIGNEE




the within Security and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

                                  Dated:
                                         --------------------------------------



                                  Notice:  The signature to this assignment
                                           must correspond with the name as
                                           written on the face of the within
                                           instrument in every particular,
                                           without alteration or enlargement,
                                           or any change whatever.





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